Exhibit 4.1

SOHU.COM LIMITED.

AND

THE BANK OF NEW YORK MELLON

SHAREHOLDERS’ RIGHTS AGREEMENT

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Exhibit A	—	Form of Certificate of Designation of Series A Junior Participating Cumulative Preferred Shares
Exhibit B	—	Form of Right Certificate
Exhibit C	—	Summary of Rights

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SOHU.COM LIMITED

SHAREHOLDER RIGHTS AGREEMENT

This Shareholder Rights Agreement (“Agreement”), is made between Sohu.com Limited, a Cayman Islands company (the “Company”), and The Bank of New York Mellon, a New York banking corporation, as Rights Agent (the “Rights Agent”), as of January 14, 2019.

W I T N E S S E T H

WHEREAS, the Board of Directors of the Company desires to provide shareholders of the Company with the opportunity to benefit from the long-term prospects and value of the Company; and

WHEREAS, on January 11, 2019, the Board of Directors of the Company authorized and declared the grant of one Right (as such term is hereinafter defined) for each outstanding Ordinary Share, $.001 par value per share, of the Company outstanding as of the close of business on January 14, 2019 (the “Record Date”), and contemplates the issuance of one Right for each Ordinary Share of the Company issued (whether originally issued or sold from the Company’s treasury) between the Record Date and the earlier of the Distribution Date or the Expiration Date (as such terms are hereinafter defined), provided, however, that Rights may be issued with respect to Ordinary Shares that become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22, each Right initially being the right to purchase one one-thousandth of one Series A Junior Participating Cumulative Preferred Share of the Company having the rights, powers and preferences set forth on Exhibit A hereto, upon the terms and subject to the conditions hereinafter set forth (the “Rights”); and

WHEREAS, the Company desires to appoint the Rights Agent to act as rights agent hereunder, in accordance with the terms and conditions hereof;

WHEREAS, the Company, The Bank of New York Mellon and ADS Holders (as defined hereinafter) are parties to an Amended and Restated Deposit Agreement dated on or about January 14, 2019, as amended from time to time, (the “Deposit Agreement”), which sets forth the terms and conditions relating to the rights of the ADS Holders.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1.    Certain Definitions». For purposes of this Agreement, the following terms have the meanings provided in this Section 1:

1.1.    “Acquiring Person” means any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, is or becomes the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Ordinary Shares (as such term is hereinafter defined) then outstanding, but shall not include (a) the Company, (b) any Subsidiary (as such term is hereinafter defined) of the Company, (c) any employee benefit plan or compensation arrangement of the Company or any Subsidiary of the Company, (d) any Person who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 15% or more of the then outstanding ordinary shares as a result of the acquisition of Ordinary Shares directly from the Company, (e) any Grandfathered Shareholder, or (f) any Person serving as a depositary or custodian for securities of the Company trading on the NASDAQ Stock Market, the New York Stock Exchange, or any other internationally recognized securities exchange of similar standing (the Persons described in clauses (a) through (f) above are referred to herein as “Exempt Persons”).

Notwithstanding the foregoing,

1.1.1.    no Person shall become an “Acquiring Person” solely as the result of an acquisition by the Company of Ordinary Shares which, by reducing the number of Ordinary Shares outstanding, increases the proportionate number of Ordinary Shares beneficially owned by such Person to 15% or more of the Ordinary Shares then outstanding; provided, however, that if a Person becomes the Beneficial Owner of 15% or more of the Ordinary Shares then outstanding by reason of share purchases by the Company and, after such share purchases by the Company, becomes the Beneficial Owner of any additional shares (other than pursuant to a share split, share dividend or similar transaction) of Ordinary Shares and immediately thereafter is the Beneficial Owner of 15% or more of the Ordinary Shares then outstanding, then such Person shall become an “Acquiring Person”;

1.1.2.    a Person shall not be an “Acquiring Person” if the Board of Directors of the Company determines that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this Section 1.1, has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned that number of Ordinary Shares that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Ordinary Shares but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of obtaining, changing or influencing control of the Company, unless and until such Person has failed to divest as promptly as practicable (or within such period of time as the Board of Directors determines is reasonable) a sufficient number of Ordinary Shares of the Company so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this Section 1.1;

1.1.3.    no Person shall become an “Acquiring Person” solely as a result of any unilateral grant of any security by the Company or through the exercise of any options, warrants, rights or similar interests (including restricted share) granted by the Company to its directors, officers and employees; and

1.1.4.    no Person shall become an “Acquiring Person” solely as the result of the acquisition by such Person of Beneficial Ownership of Ordinary Shares from an individual who, as of the date of this Agreement, is the Beneficial Owner of 15% or more of the Ordinary Shares then outstanding if such Ordinary Shares are received by such Person upon such individual’s death pursuant to such individual’s will or pursuant to a charitable trust created by such individual for estate planning purposes.

With respect to any Person, for all purposes of this Agreement, any calculation of the number of Ordinary Shares outstanding at any particular time, including for purposes of determining the particular percentage of the outstanding Ordinary Shares of which any such Person is the Beneficial Owner, shall include the number of Ordinary Shares not outstanding at the time of such calculation that such Person is otherwise deemed to beneficially own for purposes of this Agreement, but the number of Ordinary Shares not outstanding that such Person is otherwise deemed to beneficially own for purposes of this Agreement shall not be included for the purpose of computing the percentage of the outstanding Ordinary Shares beneficially owned by any other Person (unless such other Person is also deemed to beneficially own for purposes of this Agreement such Ordinary Shares not outstanding).

1.2.    “Adjustment Shares” has the meaning set forth in Section 11.1.2 hereof.

1.3.    “ADSs” means American Depositary Shares, each of which represents one Ordinary Share, as may be modified or otherwise adjusted from time to time.

1.4.    “ADS Holder(s)” means the holders and owners from time to time of ADSs issued pursuant to the Deposit Agreement.

1.5.    “Affiliate” and “Associate” have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as hereinafter defined), as in effect on the date of this Agreement.

1.6.    A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own,” any securities: (i) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, beneficially owns (as determined pursuant to Rule 13d-3 of the Rules under the Exchange Act, as in effect on the date of this Agreement), or (ii) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has:

1.6.1.    the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of any conditions or both) pursuant to any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) or upon the exercise of conversion rights, exchange rights, other rights (other than the Rights), warrants or options, ADSs or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; (2) securities issuable upon exercise of the Rights at any time prior to the occurrence of a Triggering Event; (3) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such first Person or any of such first Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3.1, 11.9 or 22 hereof; or (4) securities which such Person or any of such Person’s Affiliates or Associates may acquire, does or do acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Affiliates or Associates) if such agreement has been approved by the Board of Directors of the Company prior to such Person’s becoming an Acquiring Person; or

1.6.2.    the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this Section 1.4.2 if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Rules under the Exchange Act and (2) is not also then reportable by such Person on Schedule 13D or 13G under the Exchange Act (or any comparable or successor report), provided, that for purposes of this Section 1.6.2 and notwithstanding Section 4.8 of the Deposit Agreement, an ADS Holder shall be deemed to have the right to vote an Ordinary Share represented by an ADS, if the ADS Holder has the right to acquire such Ordinary Share upon the due surrender of the ADS evidencing the Ordinary Share to the depositary agent in accordance with the procedures set forth in the Deposit Agreement; or

1.6.3.    the right to dispose of pursuant to any agreement, arrangement or understanding (whether or not in writing) (other than customary arrangements with and between underwriters and selling group members with respect to a bona fide public offering of securities); or

1.6.4.    which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in Section 1.4.2 hereof) or disposing of any securities of the Company; provided, however, that (a) no Person engaged in business as an underwriter of securities shall be deemed the Beneficial Owner of any securities acquired through such Person’s participation as an underwriter in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition, (b) no trustee or similar Person, organized, appointed or established by the Company or any Subsidiary of the Company, holding Ordinary Shares of the Company for or pursuant to the terms of any employee benefit plan or compensation arrangement of the Company or any Subsidiary of the Company shall be deemed the Beneficial Owner of any securities acquired or held by such Person in such capacity, and (c) no Person shall be deemed the Beneficial Owner of any securities acquired or received from the Company by such Person pursuant to an employee benefit plan or compensation arrangement of the Company or any Subsidiary of the Company; or

1.6.5.    which is an Ordinary Share represented by an ADS, if such Person has the right to acquire such Ordinary Share upon the due surrender of the ADS evidencing the Ordinary Share to the depositary agent in accordance with the procedures set forth in the Deposit Agreement;

provided, however, that no Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “beneficially own” any securities that are “beneficially owned,” including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person.

1.7.    “Book Entry” shall mean an uncertificated book entry for the Ordinary Shares.

1.8.    “Business Day” means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

1.9.    “Certificate of Designation” means the Certificate of Designation attached hereto as Exhibit A.

1.10.    “Close of Business” on any given date means 5:00 P.M., New York, New York time, on such date; provided, however, that if such date is not a Business Day “Close of Business” will mean 5:00 P.M., New York, New York time, on the next succeeding Business Day.

1.11.    “Current Value” has the meaning set forth in Section 11.1.3 hereof.

1.12.    “Deposit Agreement” shall have the meaning set forth in the preamble.

1.13.    “Depositary” means The Bank of New York Mellon or its successors or permitted assigns, in its capacity as depositary pursuant to the Deposit Agreement.

1.14.    “Distribution Date” has the meaning set forth in Section 3.1 hereof.

1.15.    “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute.

1.16.    “Exercise Price” has the meaning set forth in Section 4.1 hereof.

1.17.    “Expiration Date” and “Final Expiration Date” have the meanings set forth in Section 7.1 hereof.

1.18.    “Fair Market Value” of any securities or other property shall be as determined in accordance with Section 11.4 hereof.

1.19.    “Grandfathered Shareholder” means any Person who was a Beneficial Owner of Ordinary Shares as of the date of this Agreement unless, at any time after the date of this Agreement, such Person becomes the Beneficial Owner of additional Ordinary Shares and immediately after becoming the Beneficial Owner of such additional Ordinary Shares, such Person is the Beneficial Owner of a number of Ordinary Shares which represents more than 50% more Ordinary Shares than the number of Ordinary Shares of which the Person is the Beneficial Owner as of the date of this Agreement and such Person becomes the Beneficial Owner of such additional Ordinary Shares without the prior written approval of the Board of Directors of the Company.

1.20.    “Group” has the meaning ascribed thereto in clause (b) of the definition of “Person.”

1.21.    “Ordinary Shares” when used in reference to the Company means the ordinary shares, $.001 par value per share, of the Company or any other shares in the share capital of the Company into which such shares are reclassified or changed. “Ordinary Shares” when used with reference to any Person (other than the Company) organized in corporate form means (i) the shares or other equity interest of such Person with the greatest voting power or (ii) the equity securities or other equity interest having power to control or direct the management of such Person or, if such Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person and which have issued any such outstanding shares, equity securities or equity interests. “Ordinary Shares” when used with reference to any Person not organized in corporate form means units of equity interest which are entitled to exercise the greatest voting power of such Person or, in the case of a limited partnership, have the power to remove or otherwise replace the general partner or partners.

1.22.    “Person” means (a) an individual, a corporation, a partnership, a limited liability company, a limited liability partnership, an association, a joint venture, a joint share company, a trust, a business trust, a government or political subdivision, any unincorporated organization, or any other association or entity and any successor of any such entity, and (b) a “group” as that term is used for purposes of Section 13(d)(3) of the Exchange Act (any such group under this clause (b), a “Group”).

1.23.    “Preferred Shares” means shares of Series A Junior Participating Cumulative Preferred Shares, $.001 par value per share, of the Company having the rights, preferences and limitations set forth in the Certificate.

1.24.    “Preferred Share Equivalents” has the meaning set forth in Section 11.2 hereof.

1.25.    “Principal Party” has the meaning set forth in Section 13.2 hereof.

1.26.    “Receipts” means the American Depositary Receipts issued under the Deposit Agreement evidencing certificated ADSs.

1.27.    “Record Date” has the meaning set forth in the preamble to this Agreement.

1.28.    “Registered Holder” means, in relation to shares, the Person entered in the register of members of the Company maintained pursuant to the Cayman Islands Companies Law (2018 Revision) as amended, or any successor statute or law.”

1.29.    “Right Certificate” has the meaning set forth in Section 3.1.

1.30.    “Rules” when used with reference to the Exchange Act or the Securities Act, means the rules and regulations of the Securities and Exchange Commission, or any successor federal agency under such acts.

1.31.    “Section 11.1.2 Event” has the meaning set forth in Section 11.1.2 hereof.

1.32.    “Section 11.1.2 Trigger Date” has the meaning set forth in Section 11.1.3 hereof.

1.33.    “Section 13 Event” means any event described in clauses (a), (b) or (c) of Section 13.1 hereof.

1.34.    “Section 24.1 Exchange Ratio” has the meaning set forth in Section 24.1 hereof.

1.35.    “Securities Act” means the Securities Act of 1933, as amended, or any successor statute.

1.36.    “Share Acquisition Date” means the date of the first public announcement (which for purposes of this definition shall include, without limitation, the issuance of a press release or the filing of a publicly-available report or other document with the Securities and Exchange Commission or any other governmental agency) by the Company or an Acquiring Person that an Acquiring Person has become such or such earlier date as a majority of the Board of Directors of the Company has become aware of the existence of an Acquiring Person.

1.37.    “Spread” has the meaning set forth in Section 11.1.3 hereof.

1.38.    “Subsidiary” means, with reference to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient, in the absence of contingencies, to elect a majority of the board of directors or other Persons performing similar functions of such corporation or other entity are at the time directly or indirectly beneficially owned or otherwise controlled by such Person either alone or together with one or more Affiliates of such Person, and any corporation or other entity that is otherwise controlled by such Person.

1.39.    “Substitution Period” has the meaning set forth in Section 11.1.3 hereof.

1.40.    “Triggering Event” means any Section 11.1.2 Event or any Section 13 Event.

1.41.    “Trust” has the meaning set forth in Section 24.1 hereof.

1.42.    “Trust Agreement” has the meaning set forth in Section 24.1 hereof.

2.	Appointment of Rights Agent

2.1    The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights in accordance with the express terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and any Co-Rights Agents shall be as the Company shall determine (the term “Rights Agent” being used herein to refer, collectively, to the Rights Agent together with any such co-Rights Agents), provided that such duties and determination are consistent with the terms and provisions of this Agreement. The Company shall give thirty (30) days prior written notice to the Rights Agent of the appointment of one or more Co-Rights Agents and the respective duties of the Rights Agent and any such Co-Rights Agents. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Rights Agent.

2.2    The Company shall provide and shall cause its officers, advisors, and agents, including without limitation, its transfer agent and registrar, and any other service provider to cooperate with the Rights Agent and to provide the Rights Agent, upon request, with such information, documents and advice relating to the registered holders of Ordinary Shares as is within the possession or knowledge of such persons, and which in the opinion of the Rights Agent, is necessary in order to enable it to perform its duties hereunder. The Rights Agent shall not be responsible for, under any duty to inquire into, or be deemed to make any assurances with respect to the accuracy, validity or propriety of any information, documents or advice provided to the Rights Agent by any of the aforementioned persons. The Rights Agent shall not be liable for any loss, damage or expense resulting from or arising out of the failure of the Company to cause any information, documents or advice to be provided to the Rights Agent as provided herein and shall be held harmless by the Company when acting in reliance upon such information, documents or advice. All fees or costs charged by such persons shall be borne by the Company.

3.	Issuance of Right Certificates

3.1    From the date hereof until the earlier of (a) the Close of Business on the tenth Business Day after the Share Acquisition Date or (b) the Close of Business on the tenth Business Day (or such other calendar day, if any, as the Board of Directors may determine in its sole discretion) after the date a tender or exchange offer by any Person, other than an Exempt Person, is first published or sent or given within the meaning of Rule 14d-4(a) of the Exchange Act, or any successor rule, if, upon consummation thereof, such Person would be the Beneficial Owner of 15% or more of the Ordinary Shares then outstanding (including any such date which is after the date of this Agreement and prior to the issuance of the Rights) (the earlier of such dates being herein referred to as the “Distribution Date”), (i) the Rights will be evidenced (subject to the provisions of Section 3.2 hereof) by the certificates for the Ordinary Shares of the Company registered in the names of the holders of the Ordinary Shares of the Company and/or by Book Entry shares in respect of such Ordinary Shares) and not by separate certificates, and (ii) the Rights will be transferable only in connection with the transfer of the underlying Ordinary Shares of the Company. The Company shall give the Rights Agent prompt written notice of the Distribution Date. Promptly after the Distribution Date, upon (i) receipt of written notice of the Distribution Date by the Rights Agent from the Company, and (ii) being provided by the Company with a shareholder list and all necessary or relevant information, the Rights Agent will, at the Company’s expense, send, by first-class, insured, postage prepaid mail, to each Registered Holder of the Ordinary Shares of the Company as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of any Acquiring Person), at the address of such holder shown in the register of members of the Company or the transfer agent or the registrar for Ordinary Shares, one or more certificates, in substantially the form of Exhibit B hereto (the “Right Certificates”), evidencing one Right for each Ordinary Share of the Company so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per Ordinary Share of the Company has been made pursuant to Section 11.15 hereof, the Company may make the necessary and appropriate rounding adjustments (in accordance with Section 14.1 hereof) at the time of distribution of the Right Certificates, so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Close of Business on the Distribution Date, the Rights will be evidenced solely by such Right Certificates. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date.

3.2    On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the “Summary of Rights”), by express courier or first-class, postage-prepaid mail, to each Registered Holder of Ordinary Shares as of the Close of Business on the Record Date (other than any Acquiring Person or any Associate or Affiliate of any Acquiring Person), at the address of such holder shown in the register of members of the Company. With respect to certificates for the Ordinary Shares of the Company (or any Book Entry Ordinary Shares) issued prior to the Close of Business on the Record Date, the Rights will be evidenced by such certificates for the Ordinary Shares of the Company (or any Book Entry Ordinary Shares) together with the Summary of Rights on or until the Distribution Date (or the earlier expiration or termination of the Rights), and the Registered Holders of the Ordinary Shares of the Company also shall be the Registered Holders of the associated Rights. Until the Distribution Date (or the earlier expiration or termination of the Rights), the transfer of any of the certificates for the Ordinary Shares of the Company (or any Book Entry Ordinary Shares) outstanding prior to the date of this Agreement shall also constitute the transfer of the Rights associated with the Ordinary Shares of the Company (or any Book Entry Ordinary Shares) represented by such certificate.

3.3    Rights shall, without any further action, be granted in respect of all Ordinary Shares issued or disposed of by the Company after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, or in certain circumstances provided in Section 22 hereof, after the Distribution Date. Certificates for the Ordinary Shares of the Company issued after the Record Date, but prior to the earlier of the Distribution Date or the expiration or termination of the Rights, shall be deemed also to be certificates for Rights, and shall bear a legend, substantially in the form set forth below:

“This certificate evidences and entitles the holder hereof to Rights set forth in a Shareholders’ Rights Agreement between the Company and The Bank of New York Mellon as Rights Agent (the “Rights Agent”), dated as of January 14, 2019, as it may be amended from time to time (the “Rights Agreement”), the terms of which are incorporated herein by reference and a copy of which is on file at the principal offices of the Company. The Company will mail to the Registered Holder of this certificate a copy of the Rights Agreement without charge upon written request. Under certain circumstances set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by any Person who is, was or becomes, or acquires shares from, an Acquiring Person or any Affiliate of an Acquiring Person (as each such term is defined in the Rights Agreement, and generally relating to the ownership or purchase of large shareholdings), whether currently held by or on behalf of such Person or Affiliate or by certain subsequent holders, may become null and void.”

With respect to any Book Entry Ordinary Shares, such legend shall be included in a notice to the Registered Holder of such shares in accordance with applicable law. With respect to such certificates containing the foregoing legend, or notice of the foregoing legend delivered to holders of Book Entry shares, the Rights associated with the Ordinary Shares of the Company represented by such certificates or Book Entry Shares shall be evidenced by such certificates or Book Entry Shares alone until the Distribution Date (or the earlier expiration or termination of the Rights), and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Ordinary Shares of the Company represented by such certificates or Book Entry Shares. In the event that the Company purchases or otherwise acquires any Ordinary Shares of the Company after the Record Date but prior to the Distribution Date, any Rights associated with such Ordinary Shares of the Company shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Ordinary Shares of the Company which are no longer outstanding. The failure to print the foregoing legend on any such certificate representing Ordinary Shares of the Company or any defect therein shall not affect in any manner whatsoever the application, enforceability or interpretation of the provisions of any part of this Agreement.

3.4    Receipts representing such Ordinary Shares shall bear a legend, substantially in the form set forth below:

“The Company has adopted a shareholder rights plan pursuant to a Shareholders’ Rights Agreement made and entered into as of January 14, 2019, as amended from time to time (the “Rights Agreement”), by and between the Company and The Bank of New York Mellon, as Rights Agent (the “Rights Agent”). Pursuant to the terms of the Rights Agreement, each holder of the Company’s Shares will be entitled to certain rights (the “Rights”). The Rights Agreement, the terms of which are hereby incorporated herein by reference, provides that the Rights, when exercisable, will entitle the holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Cumulative Preferred Shares, par value $0.001 per share, of the Company (the “Preferred Shares”) at a price of $200 per one one-thousandth of a Preferred Share (the “Exercise Price”), subject to adjustment, upon presentation and surrender to the Rights Agent of a Right Certificate (as defined in the Rights Agreement) and such other and further documentation as required by the Rights Agreement. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by any Person who is, was or becomes, or acquires shares from, an Acquiring Person or any Affiliate of an Acquiring Person (as each such term is defined in the Rights Agreement, and generally relating to the ownership or purchase of large shareholdings), whether currently held by or on behalf of such Person or Affiliate or by certain subsequent holders, may become null and void.”

If the Depositary issues Receipts in uncertificated form, then the legend required by Section 3.4, shall be contained in a written statement furnished by the Company to each ADS Holder, as applicable, pursuant to applicable law and the provisions of the Deposit Agreement.

4.	Form of Right Certificates

4.1    The Right Certificates (and the forms of election to purchase shares and of assignment and certificate to be printed on the reverse thereof) shall each be substantially in the form of Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any share exchange on which the Rights may from time to time be listed, or to conform to customary usage. The Right Certificates shall be in a form reasonably satisfactory to the Rights Agent. Subject to the provisions of Section 11 and Section 22 hereof, the Right Certificates, whenever distributed, shall entitle the holders thereof to purchase such number of one one-thousandths of a Preferred Share as is set forth therein at the price set forth therein (the “Exercise Price”), but the number of such shares, or fractions thereof, or the Exercise Price shall be subject to adjustment as provided herein.

4.2    Any Right Certificate issued pursuant to Section 3.1 or Section 22 hereof that represents Rights beneficially owned by (a) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (b) a transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person) who becomes a transferee after the Acquiring Person becomes such, or (c) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (i) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights, the Ordinary Shares of the Company associated with such Rights or the Company or (ii) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7.5 hereof, and subsequent transferees, either direct transferees or transferees through one or more intermediate transferees, of such Persons, and any Right Certificate issued pursuant to Section 6, Section 11 or Section 22 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall have deleted therefrom the second sentence of the existing legend on such Right Certificate and in substitution therefor shall contain substantially the following legend:

“The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become null and void under certain circumstances as specified in Section 7.5 of the Rights Agreement.”

The Company shall give written notice to the Rights Agent promptly after it becomes aware of the existence and identity of any Acquiring Person or any Associate or Affiliate thereof. The Company shall instruct the Rights Agent in writing of the Rights which should be so legended and shall supply the Rights Agent with such legended Right Certificates. The Rights Agent shall be conclusively deemed to have no knowledge thereof or duties with respect thereto until it receives such written notice. The failure to print the foregoing legend on any such Right Certificate or any defect therein shall not affect in any manner whatsoever the application, enforceability or interpretation of the provisions of any part of this Agreement.

5.	Countersignature and Registration

5.1    The Right Certificates shall be executed on behalf of the Company by any two duly authorized officers, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested to by the Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by an authorized signatory of the Rights Agent either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned, and such countersignature upon any Right Certificate shall be conclusive evidence, and the only evidence, that such Right Certificate has been duly countersigned as required hereunder. In case any officer of the Company who has signed any of the Right Certificates ceases to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery of the Right Certificate by the Company, such Right Certificates, nevertheless, may be countersigned by an authorized signatory of the Rights Agent, and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificates may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, is a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

In case any authorized signatory of the Rights Agent who has countersigned any of the Right Certificates ceases to be so authorized before delivery by the Company, such Right Certificates, nevertheless, may be issued and delivered by the Company with the same force and effect as though the person who countersigned such Right Certificates had not ceased to be so authorized; and any Right Certificates may be countersigned on behalf of the Rights Agent by any person who, at the actual date of the countersignature of such Right Certificate, is properly authorized to countersign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not so authorized.

5.2    Following the Distribution Date, receipt by the Rights Agent of notice to that effect and all other relevant information and documents, the Rights Agent will keep or cause to be kept, at one of its offices designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

6.	Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates

6.1    Subject to the provisions of Section 4.2, Section 7.5 and Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Right Certificate or Certificates (other than Right Certificates representing Rights that have become null and void or that have been exchanged) may be transferred, split up, combined or exchanged for one or more other Right Certificates, entitling the Registered Holder to purchase a like number of one one-thousandths of a Preferred Share (or following a Triggering Event, preferred shares, cash, property, debt securities, Ordinary Shares of the Company or any combination thereof) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase and at the same Exercise Price. Any Registered Holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged, with the form of assignment and certificate properly completed and duly executed by the Registered Holder thereof, at the office of the Rights Agent designated for such purpose, with such signature duly guaranteed and such other and further documentation as the Rights Agent or the Company may require. The Right Certificates are only transferable on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the Registered Holder has (i) properly completed and duly executed the certificate contained in the form of assignment on the reverse side of such Right Certificate and has provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates from whom the Rights evidenced by such Right Certificate are to be transferred (or the Beneficial Owner to whom such Rights are to be transferred) as the Company or Rights Agent shall reasonably request, (ii) and paid a sum sufficient to cover any transfer tax or other tax or governmental charge that may be imposed in connection with any transfer, split up combination or exchange of Rights Certificates. Thereupon, subject to Section 4.2, Section 7.5 and Section 14 hereof, the Company shall execute and the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested, registered by such name or names as may be designated by the surrendering Registered Holder. The Rights Agent shall forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice. The Rights Agent shall have no duty or obligation under any Section of this Agreement that requires the payment of taxes or governmental charges unless and until it is satisfied that all such taxes or governmental charges have been paid in full.

6.2    Subject to the provisions of this Agreement, at any time after the Distribution Date and prior to the Close of Business on the earlier of the Expiration Date and the Final Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate, if mutilated, accompanied by a signature guarantee and such other and further documentation as the Rights Agent may require, the Company shall cause a new Right Certificate of like tenor to be issued and delivered to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.Notwithstanding any other provision hereof, the Company and the Rights Agent may amend this Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates, to the extent permitted by applicable law.

7.	Exercise of Rights; Exercise Price; Expiration Date of Rights

7.1    Subject to Section 7.5 hereof, the Registered Holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time commencing with the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may require, together with full payment of the aggregate Exercise Price for the total number of one one-thousandths of a Preferred Share (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercised, at or prior to the earlier of (a) the Close of Business on the tenth anniversary of the date of this Agreement (the “Final Expiration Date”), (b) the time at which the Rights are terminated as provided in Section 23 hereof, (c) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Sections 1.4.1(4) and 13.6 at which time the Rights are terminated, or (d) the time at which such Rights are exchanged as provided in Section 24 hereof (the earliest of (a), (b), (c) or (d) being herein referred to as the “Expiration Date”). Except as set forth in Section 7.5 hereof and notwithstanding any other provision of this Agreement, any Person who prior to the Distribution Date becomes a Registered Holder of Ordinary Shares of the Company may exercise all of the rights of a Registered Holder of a Right Certificate with respect to the Rights associated with such Ordinary Shares of the Company in accordance with the provisions of this Agreement, as of the date such Person becomes a Registered Holder of Ordinary Shares of the Company.

7.2    The Exercise Price for each one one-thousandth of a Preferred Share pursuant to the exercise of a Right shall initially be Two Hundred United States Dollars US$200, shall be subject to adjustment from time to time as provided in Section 11 and Section 13 hereof and shall be payable in lawful money of the United States of America in accordance with Section 7.3 below.

7.3    Either prior to or as promptly as practicable following the Distribution Date, the Company shall deposit with a corporation, trust, bank or similar institution in good standing organized under the laws of the United States or any State of the United States, which is authorized under such laws to exercise corporate trust or share transfer powers and is subject to supervision or examination by a federal or state authority (such institution is hereinafter referred to as the “Depositary Agent”), certificates representing the Preferred Shares that may be acquired upon exercise of the Rights and the Company shall enter into an agreement with such Depositary Agent pursuant to which the Depositary Agent shall issue depositary receipts representing interests in the Preferred Shares so deposited and take the steps required pursuant to Section 9.3 regarding the registration of the securities purchasable upon the exercise of such Rights. Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, accompanied by a signature guarantee and such other documentation as the Rights Agent may require together with payment of the full Exercise Price for the Preferred Shares (or other securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax or governmental charge (as determined by the Rights Agent) in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall, subject to Section 20.11 hereof, thereupon promptly (a) requisition from the Depositary Agent (or make available, if the Rights Agent is the Depository Agent) depository receipts or certificates representing the number of one one-thousandths of a Preferred Share to be purchased and the Company irrevocably agrees to cause the Depositary Agent and any such transfer agent to deliver such depository receipts or certificates to the Rights Agent, (b) when necessary to comply with this Agreement, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (c) promptly after receipt of such certificates or, if applicable, depositary receipts, cause the same to be delivered to or upon the order of the Registered Holder of such Right Certificate, registered in such name or names as may be designated by such holder and (d) when appropriate, after receipt promptly deliver such cash to or upon the order of the Registered Holder of such Right Certificate. In the event that the Company is obligated to issue other securities (including Ordinary Shares) of the Company, pay cash or distribute other property pursuant to Section 11.1 hereof, the Company will make all arrangements necessary so that such securities, cash, or other property is available for distribution by the Rights Agent, if and when necessary to comply with this Agreement. The payment of the Exercise Price may be made in cash or by certified or bank check payable to the order of the Company, or by wire transfer of immediately available funds to the account of the Company (provided that notice of such wire transfer shall be given by the holder of the related Right to the Rights Agent). The Rights Agent shall be entitled to rely, and shall be protected in relying, on a certificate duly executed by an officer of the Company to the effect that the Distribution Date has occurred.

7.4    In case the Registered Holder of any Right Certificate exercises less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued and delivered by the Company to the Rights Agent and countersigned and delivered by the Rights Agent to the Registered Holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

7.5    Notwithstanding any provision or language of this Agreement that might be construed to suggest the contrary, from and after the first occurrence of a Section 11.1.2 Event or Section 13 Event, any Rights beneficially owned by (a) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (b) a transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person) who becomes a transferee after the Acquiring Person becomes such or (c) a transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (i) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights, the Ordinary Shares of the Company associated with such Rights or the Company, or (ii) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7.5, and subsequent transferees, either direct transferees or transferees through one or more intermediate transferees, of such Persons, shall be null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7.5 and Section 4.2 hereof are complied with, but neither it nor the Rights Agent shall have any liability to any holder of Right Certificates or other Person as a result of its failure to make any determination with respect to an Acquiring Person or any Affiliates or Associates of an Acquiring Person or any transferee of any of them hereunder.

7.6    Notwithstanding any provision or language of this Agreement that might be construed to suggest the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a Registered Holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless such Registered Holder has (a) properly completed and duly signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (b) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof and such other information as the Company or the Rights Agent shall reasonably request.

7.7    Any funds that the Rights Agent receives in respect of payments for Preferred Shares resulting from the exercise of Rights shall be deposited in a non-interest bearing account at the Rights Agent that the Rights Agent designates solely for such purpose. Such funds shall remain in the Deposit Account until they are distributed to the Company in accordance with this Agreement.

8.	Cancellation of Right Certificates

All Right Certificates surrendered for the purpose of and accepted for exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents (other than the Rights Agent), be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

9.	Reservation and Availability of Preferred Shares

9.1    The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding and exercisable Rights. Upon the occurrence of any events resulting in an increase in the aggregate number of Preferred Shares issuable upon exercise of all outstanding Rights in excess of the number then reserved, the Company shall make appropriate increases in the number of shares so reserved.

9.2    So long as the Preferred Shares issuable upon the exercise of Rights may be listed or admitted to trading on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all Preferred Shares issued or reserved for issuance to be listed or admitted to trading on such exchange upon official notice of issuance, upon such exercise.

9.3    From and after such time as the Rights become exercisable , the Company shall use its best efforts to (a) file, as soon as practicable following the earliest date after the occurrence of a Section 11.1.2 Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11.1.3 hereof, or as soon as required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (b) cause such registration statement to become effective as soon as practicable after such filing and (c) cause such registration statement to remain effective (with a prospectus that at all times meets the requirements of the Securities Act) until the earlier of (i) the date as of which the Rights are no longer exercisable for such securities and (ii) the Expiration Date. The Company will also take such action as may be appropriate under, and which will ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend (with prompt written notice thereof to the Rights Agent; and until such written notice is received by the Rights Agent, the Rights Agent may assume conclusively that no such suspension has occurred) for a period of time not to exceed ninety (90) days after the date determined in accordance with the provisions of the first sentence of this Section 9.3, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, in each case with prompt written notice to the Rights Agent and without such written notice in each case, the Rights Agent may assume conclusively that no such suspension or lifting of such suspension has occurred. Notwithstanding any provision or language of this Agreement that might be construed to suggest the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction has been obtained and until a registration statement under the Securities Act has been declared effective, unless an exemption therefrom is available. The Company shall issue written notification to the Rights Agent (x) when the registration statement referenced in clause (a) hereof has become effective, and (y) if applicable, when the registration statement for the securities purchasable upon exercise of the Rights represented by depositary receipts has been declared effective, or the Company shall deliver an opinion of counsel for the Company in the United States, in a form reasonably satisfactory to the Rights Agent, to the effect that the offering and sale of such securities purchasable upon exercise of the Rights is exempt from, or does not require registration under, the provisions of the Securities Act or any other applicable laws.

9.4    The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares (or other securities of the Company) delivered upon the exercise of the Rights shall, at the time of delivery of the certificates or depositary receipts for such shares (subject to payment of the Exercise Price), be duly and validly authorized and issued and fully paid and nonassessable.

9.5    The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any certificates for Preferred Shares (or other securities of the Company) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or in respect of the issuance or delivery certificates or depositary receipts for the Preferred Shares (or other securities of the Company) in a name other than that of, the Registered Holder of the Right Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts for the Preferred Shares (or other securities of the Company) upon the exercise of any Rights until such tax has been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s or the Rights Agent’s reasonable satisfaction that no such tax is due.

10.	Preferred Share Record Date

Each Person in whose name any certificate for Preferred Shares (including any fraction of a Preferred Share) is issued upon the exercise of Rights shall for all purposes be deemed to have become the Registered Holder of the Preferred Shares (or other securities of the Company) represented thereby on, and such certificate shall be dated the date upon which the Right Certificate evidencing such Rights was duly surrendered with the forms of election and certification properly completed and duly executed and full payment of the Exercise Price (and any applicable transfer taxes and governmental charges) was duly made; provided, however, that if the date of such surrender and payment is a date upon which the register of members of the Company is closed, such Person shall be deemed to have become the Registered Holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the register of members of the Company is open; and further provided, however, that if delivery of Preferred Shares (or other securities of the Company) is delayed pursuant to Section 9.3, such Person shall be deemed to have become the Registered Holder of such Preferred Shares (or other securities of the Company) only when such shares first become deliverable. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights are exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

11.	Adjustment of Number and Kind of Shares or Number of Rights

11.1    The number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

11.1.1    In the event the Company at any time after the date of this Agreement (a) declares and pays a dividend on the Preferred Shares payable in Preferred Shares, (b) subdivides the outstanding Preferred Shares, (c) combines the outstanding Preferred Shares into a smaller number of shares or (d) issues any of its share capital in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11.1 and Section 7.5 hereof, the number and kind of share capital issuable at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of share capital which, if such Right had been exercised immediately prior to such date and at a time when the register of members of the Company was open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of a Right be less than the aggregate par value of the share capital of the Company issuable upon exercise of a Right. If an event occurs which would require an adjustment under both Section 11.1.1 and Section 11.1.2 hereof, the adjustment provided for in this Section 11.1.1 shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11.1.2 hereof.

11.1.2    Subject to the provisions of Section 24 hereof, in the event any Person, alone or together with its Affiliates and Associates, becomes an Acquiring Person (a “Section 11.1.2 Event”), then promptly following any such occurrence, proper provision shall be made so that each holder of a Right, except as provided in Section 7.5 hereof, shall thereafter have a right to receive, upon exercise thereof at the then current Exercise Price in accordance with the terms of this Agreement, and in lieu of Preferred Shares, such number of Ordinary Shares of the Company as shall equal the result obtained by (a) multiplying the then current Exercise Price by the then number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 11.1.2 Event, whether or not such Right was then exercisable, and dividing that product by (b) 50% of the Fair Market Value per one one-thousandth of a Preferred Share (determined pursuant to Section 11.4) on the date of the occurrence of a Section 11.1.2 Event (such number of shares being referred to as the “Adjustment Shares”). From and after the occurrence of an event specified in Section 13.1 hereof, any Rights that theretofore have not been exercised pursuant to this Section 11.1.2 shall thereafter be exercisable only in accordance with Section 13 and not pursuant to this Section 11.1.2.

11.1.3    The Company may at its option substitute for an Ordinary Share issuable upon the exercise of Rights in accordance with the foregoing subparagraph a number of Preferred Shares or fraction thereof such that the Fair Market Value of one Preferred Share multiplied by such number or fraction is equal to the Fair Market Value of one Ordinary Share. In lieu of issuing any Preferred Shares in accordance with Section 11.1.2 hereof, the Company, acting by or pursuant to resolution of the Board of Directors, may, and in the event that the number of Preferred Shares which are authorized by the Certificate of Designation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing Section 11.1.2, the Company, acting by or pursuant to resolution of the Board of Directors, shall: (a) determine the excess of (i) the Fair Market Value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (ii) the Exercise Price attributable to each Right (such excess being referred to as the “Spread”) and (b) with respect to all or a portion of each Right (subject to Section 7.5 hereof), make adequate provision to the extent permissible under applicable law to substitute for the Adjustment Shares, upon payment of the applicable Exercise Price, (1) cash, (2) a reduction in the Exercise Price, (3) Preferred Share Equivalents which the Board of Directors has deemed to have the same value as Ordinary Shares of the Company, (4) debt securities of the Company, (5) other assets of the Company or (6) any combination of the foregoing which, when added to any Preferred Shares issued upon such exercise, has an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors (such determination shall be filed in writing with the Rights Agent and shall be binding on the Rights Agent); provided, however, that if the Company has not made adequate provision to deliver value pursuant to clause (b) above within thirty (30) days following, but not including, the later of (x) the first occurrence of a Section 11.1.2 Event and (y) the date on which the Company’s right of termination pursuant to Section 23.1 expires (the later of (x) and (y) being referred to herein as the “Section 11.1.2 Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Exercise Price, Preferred Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors determines in good faith that it is likely that sufficient additional Preferred Shares could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11.1.2 Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, being referred to herein as the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11.1.3, the Company (1) shall provide, subject to Section 7.5 hereof, that such action shall apply uniformly to all outstanding Rights and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended and a public announcement at such time as the suspension is no longer in effect (with written notice in each case to be promptly delivered to the Rights Agent; and the Rights Agent shall be deemed to have no knowledge of such suspension or lifting of suspension until it receives such written notice). For purposes of this Section 11.1.3, the value of the Preferred Shares shall be the Fair Market Value (as determined pursuant to Section 11.4 hereof) per Preferred Share on the Section 11.1.2 Trigger Date and the value of any Preferred Share Equivalent shall be deemed to have the same value as the Preferred Share on such date. The Company shall give the Rights Agent written notice of all elections or determinations under Section 11 of this Agreement and the Rights Agent may conclusively assume that no elections or determinations under this section have been made until it receives written notice thereof.

11.2    If the Company fixes a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Preferred Shares (or securities having the same or more favorable rights, privileges and preferences as the Preferred Shares (“Preferred Share Equivalents”)) or securities convertible into Preferred Shares or Preferred Share Equivalents at a price per Preferred Share or per Preferred Share Equivalents (or having a conversion price per share, if a security convertible into Preferred Shares or Preferred Share Equivalents) less than the Fair Market Value (as determined pursuant to Section 11.4 hereof) per Preferred Share on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or Preferred Share Equivalents to be offered (and the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Fair Market Value and the denominator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of additional Preferred Shares and Preferred Share Equivalents to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of a Right be less than the aggregate par value of the share capital of the Company issuable upon exercise of a Right. In case such subscription price may be paid in a consideration part or all of which is in a form other than cash, the value of such consideration shall be the Fair Market Value thereof determined in accordance with Section 11.4 hereof. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

11.3    If the Company shall fix a record date for the making of a distribution to all holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), of evidences of indebtedness, cash (other than a regular periodic cash dividend out of the retained earnings or distributable reserves of the Company), assets (other than a dividend payable in Preferred Shares, but including any dividend payable in shares other than Preferred Shares) or convertible securities, subscription rights or warrants (excluding those referred to in Section 11.2, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Fair Market Value (as determined pursuant to Section 11.4 hereof) per one one-thousandth of a Preferred Share on such record date, less the Fair Market Value (as determined pursuant to Section 11.4 hereof) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such convertible securities, subscription rights or warrants applicable to one one-thousandth of a Preferred Share and the denominator of which shall be the Fair Market Value (as determined pursuant to Section 11.4 hereof) per one one-thousandth of a Preferred Share; provided, however, that in no event may the consideration to be paid upon the exercise of a Right be less than the aggregate par value of the share capital of the Company issuable upon exercise of a Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would be in effect if such record date had not been fixed.

11.4    For the purpose of this Agreement, the “Fair Market Value” of any Preferred Share, Ordinary Share or any other capital share or any Right or other security or any other property shall be determined as provided in this Section 11.4.

11.4.1    In the case of a publicly-traded share or other security, the Fair Market Value on any date shall be deemed to be the average of the daily closing prices per share or per unit of such other security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to, but not including, such date; provided, however, that in the event that the Fair Market Value per share of any share is determined during a period following the announcement by the issuer of such share of (a) a dividend or distribution on such share payable in shares of the same class or securities convertible into shares of the same class or (b) any subdivision, combination or reclassification of such share, and prior to the expiration of the 30 Trading Day period after, but not including, the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Fair Market Value shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ Stock Market or the New York Stock Exchange or, if the securities are not listed or admitted to trading on the NASDAQ Stock Market or the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading; or, if not listed or admitted to trading on a national securities exchange, the last quoted price (or, if not so quoted, the average of the last quoted high bid and low asked prices) in the over-the-counter market, as reported such system then in use; or, if on any such date no bids for such security are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the Company. If on any such date no market maker is making a market in such security, the Fair Market Value of such security on such date shall be determined reasonably and with utmost good faith to the holders of the Rights by the Board of Directors of the Company, provided, however, that if at the time of such determination there is an Acquiring Person, the Fair Market Value of such security on such date shall be determined by a nationally recognized investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. The term “Trading Day” means a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, a Business Day.

11.4.2    If a security is not publicly held or not so listed or traded, “Fair Market Value” means the fair value per share or per other unit of such security, determined reasonably and with utmost good faith to the holders of the Rights by the Board of Directors of the Company, provided, however, that if at the time of such determination there is an Acquiring Person, the Fair Market Value of such security on such date shall be determined by a nationally recognized investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights; provided, however, that for the purposes of making any adjustment provided for by Section 11.1.2 hereof, the Fair Market Value of a Preferred Share shall not be less than the product of the then Fair Market Value of an Ordinary Share multiplied by the higher of the then Dividend Multiple or Vote Multiple (as both of such terms are defined in the Certificate of Designation attached as Exhibit A hereto) applicable to the Preferred Shares and shall not exceed 105% of the product of the then Fair Market Value of an Ordinary Share multiplied by the higher of the then Dividend Multiple or Vote Multiple applicable to the Preferred Shares.

11.4.3    In the case of property other than securities, the Fair Market Value thereof shall be determined reasonably and with utmost good faith to the holders of Rights by the Board of Directors of the Company, provided, however, that if at the time of such determination there is an Acquiring Person, the Fair Market Value of such property on such date shall be determined by a nationally recognized investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be binding upon the Rights Agent and the holders of the Rights.

11.5    No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided, however, that any adjustments which by reason of this Section 11.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest hundred-thousandth of an Ordinary Share of the Company or ten-millionth of a Preferred Share, as the case may be, or to such other figure as the Board of Directors may deem appropriate. Notwithstanding the first sentence of this Section 11.5, any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

11.6    If as a result of any provision of Section 11.1 or Section 13.1 hereof, the holder of any Right thereafter exercised shall become entitled to receive any share capital of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11.1 through 11.5, Sections 11.7 through 11.11, and Section 11.13, inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

11.7    All Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of one one-thousandths of a Preferred Share (or other securities or amount of cash or combination thereof) purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

11.8    Unless the Company has exercised its election as provided in Section 11.9, upon each adjustment of the Exercise Price as a result of the calculations made in Sections 11.2 and 11.3, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of one one-thousandths of a Preferred Share (calculated to the nearest one ten-millionth) as the Board of Directors reasonably determines is appropriate to preserve the economic value of the Rights, including, by way of example, that number obtained by (a) multiplying (i) the number of one one-thousandths of a Preferred Share for which a Right may be exercisable immediately prior to this adjustment by (ii) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (b) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

11.9    The Company may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Rights, in substitution for any adjustment in the number of Preferred Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one hundred-thousandth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent; and until such written notice is received by the Rights Agent, the Rights Agent may assume conclusively that no such adjustment has occurred) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11.9, the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders are entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

11.10    Irrespective of any adjustment or change in the Exercise Price or the number of one one-thousandths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price per share and the number of shares which were expressed in the initial Right Certificates issued hereunder without prejudice to any adjustment or change without prejudice to any adjustment or change.

11.11    Before taking any action that would cause an adjustment reducing the Exercise Price below the then stated value, if any, of the number of one one-thousandths of a Preferred Share issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Preferred Shares at such adjusted Exercise Price.

11.12    In any case in which this Section 11 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent; and until such written notice is received by the Rights Agent, the Rights Agent may assume conclusively that no such adjustment has occurred) until the occurrence of such event the issuing to the holder of any Right exercised after such record date the number of one one-thousandths of a Preferred Share or other capital share or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a Preferred Share and other capital share or securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

11.13    The Company shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment a majority of the Board of Directors shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the Fair Market Value, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, share dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Shares, shall not be taxable to such shareholders. The Rights Agent may conclusively assume that no such determinations have been made until it receives a written statement from the Company to such effect and may conclusively rely on such statement.

11.14    The Company covenants and agrees that it shall not, at any time after the Distribution Date and so long as the Rights have not been terminated pursuant to Section 23 hereof or exchanged pursuant to Section 24 hereof, (a) consolidate with (other than a Subsidiary of the Company in a transaction which complies with the proviso at the end of this sentence), (b) merge with or into, or (c) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries taken as a whole, to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with the proviso at the end of this sentence) if (i) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments outstanding or agreements or arrangements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights; (ii) prior to, simultaneously with or immediately after such consolidation, merger or sale the shareholders of a Person who constitutes, or would constitute, the “Principal Party” for the purposes of Section 13.1 hereof have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates; provided, however, that this Section 11.14 shall not affect the ability of any Subsidiary of the Company to consolidate with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company; or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights. The Company further covenants and agrees that after the Distribution Date it will not, except as permitted by Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

11.15    In the event the Company at any time after the date of this Agreement and prior to the Distribution Date (a) declares and pays any dividend on the outstanding Ordinary Shares of the Company payable in Ordinary Shares of the Company or (b) effects a subdivision, combination or consolidation of the outstanding Ordinary Shares of the Company (by reclassification or otherwise than by payment of dividends in Ordinary Shares of the Company) into a greater or lesser number of Ordinary Shares of the Company, then in any such case (i) the number of one one-thousandths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-thousandths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Ordinary Shares of the Company outstanding immediately prior to such event and the denominator of which is the number of Ordinary Shares of the Company outstanding immediately after such event, and (ii) each Ordinary Share of the Company outstanding immediately after such event shall have issued with respect to it that number of Rights which each Ordinary Share of the Company outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11.15 shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected. The Rights Agent may conclusively assume that no such determinations have been made until it receives a written statement from the Company to such effect and may conclusively rely on such statement.

11.16    The exercise of Rights under Section 11.1.2 shall only result in the loss of rights under Section 11.1.2 to the extent so exercised and shall not otherwise affect the rights of holders of Right Certificates under this Rights Agreement, including rights to purchase securities of the Principal Party following a Section 13 Event which has occurred or may thereafter occur, as set forth in Section 13 hereof. Upon proper exercise of a Right Certificate under Section 11.1.2, the Rights Agent shall at the Company’s expense return such Right Certificate duly marked to indicate that such exercise has occurred.

12.	Certificate of Adjusted Exercise Price or Number of Shares

Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate duly executed by an officer of the Company setting forth such adjustment and a brief statement of the facts giving rise to such adjustment along with computations and methodology accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Shares and the Ordinary Shares of the Company a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 26 hereof. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of such adjustment or the force or effect of the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement contained therein and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate.

13.	Consolidation, Merger or Sale or Transfer of Assets

13.1    In the event that, following the Share Acquisition Date, directly or indirectly, (a) the Company consolidates with, or merges with and into, any other Person (other than a Subsidiary of the Company in a transaction which is not prohibited by Section 11.14 hereof), and the Company is not the continuing or surviving corporation of such consolidation or merger, (b) any Person (other than a Subsidiary of the Company in a transaction which is not prohibited by the proviso at the end of the first sentence of Section 11.14 hereof) consolidates with the Company, or merges with and into the Company and the Company is the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the outstanding Ordinary Shares of the Company are changed into or exchanged or cancelled for shares or other securities of any other Person (or of the Company) or cash or any other property, or (c) the Company sells, mortgages or otherwise transfers (or one or more of its Subsidiaries sells, mortgages or otherwise transfers), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions, each of which is not prohibited by the proviso at the end of the first sentence of Section 11.14 hereof), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7.5 hereof, has the right to receive, upon the exercise thereof at the then current Exercise Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid and non-assessable shares of freely tradeable Ordinary Shares of the Principal Party (as hereinafter defined in Section 13.2), free and clear of rights of call or first refusal, liens, encumbrances, transfer restrictions or other adverse claims, as is equal to the result obtained by (x) multiplying the then current Exercise Price by the number of one one-thousandths of a Preferred Share for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event, and dividing that product by (y) 50% of the Fair Market Value (determined pursuant to Section 11.4 hereof) per Ordinary Share of such Principal Party on the date of consummation of such consolidation, merger, sale or transfer; provided, however, that the Exercise Price (as theretofore adjusted in accordance with the provisions hereof) and the number of Ordinary Shares of such Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11.6 hereof to reflect any events occurring in respect of the Ordinary Shares of such Principal Party after the occurrence of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale, mortgage or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of Ordinary Shares to permit exercise of all outstanding Rights in accordance with this Section 13.1 and the making of payments in cash and/or other securities in accordance with Section 11.1.3 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof are thereafter applicable, as nearly as reasonably may be, in relation to its Ordinary Shares thereafter deliverable upon the exercise of the Rights; provided that, upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Exercise Price as provided in this Section 13.1, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Ordinary Shares of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13.1, and such Principal Party shall take such steps (including, but not limited to, reservation of shares) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

13.2    “Principal Party” means (a) in the case of any transaction described in clause (a) or (b) of the first sentence of Section 13.1, the Person that is the issuer of any securities into which Ordinary Shares of the Company are converted or for which the Ordinary Shares are cancelled in such merger or consolidation, or, if there is more than one such issuer, the issuer of Ordinary Shares that has the highest aggregate Fair Market Value (determined pursuant to Section 11.4), and if no securities are so issued, the Person that is the other party to the merger or consolidation, or, if there is more than one such Person, the Person the Ordinary Shares of which has the highest aggregate Fair Market Value (determined pursuant to Section 11.4); and (b) in the case of any transaction described in clause (c) of the first sentence of Section 13.1, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person the Ordinary Shares of which has the highest aggregate Fair Market Value (determined pursuant to Section 11.4); provided, however, that in any such case, (i) if the Ordinary Shares of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act (“Registered Ordinary Shares”) or such Person is not a corporation, and such Person is a direct or indirect Subsidiary or Affiliate of another Person who has Registered Ordinary Shares outstanding, “Principal Party” shall refer to such other Person; (ii) if the Ordinary Shares of such Person is not Registered Ordinary Shares or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person which has Registered Ordinary Shares outstanding, “Principal Party” shall refer to the ultimate parent entity of such first-mentioned Person; (iii) if the Ordinary Shares of such Person is not Registered Ordinary Shares or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and one or more of such other Persons has Registered Ordinary Shares outstanding, “Principal Party” shall refer to whichever of such other Persons is the issuer of the Registered Ordinary Shares having the highest aggregate Fair Market Value (determined pursuant to Section 11.4); and (iv) if the Ordinary Shares of such Person is not Registered Ordinary Shares or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and none of such other Persons has Registered Ordinary Shares outstanding, “Principal Party” shall refer to whichever ultimate parent entity is the Company having the greatest shareholders’ equity or, if no such ultimate parent entity is a corporation, “Principal Party” shall refer to whichever ultimate parent entity is the entity having the greatest net assets.

13.3    The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto (a) the Principal Party has a sufficient number of authorized Ordinary Shares, which have not been issued or reserved for issuance, to permit the exercise in full of the Rights in accordance with this Section 13, and (b) the Company and each Principal Party and each other Person who may become a Principal Party as a result of such consolidation, merger, sale or transfer have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Sections 13.1 and 13.2 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer of assets mentioned in Section 13.1, the Principal Party at its own expense will:

13.3.1    prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its reasonable best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its reasonable best efforts to cause such registration statement to remain effective (with a prospectus that at all times meets the requirements of the Securities Act) until the Expiration Date;

13.3.2    use its reasonable best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate;

13.3.3    use its reasonable best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange;

13.3.4    deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act; and

13.3.5    obtain waivers of any rights of first refusal or preemptive rights in respect of the Ordinary Shares of the Principal Party subject to purchase upon exercise of outstanding Rights.

13.4    In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its articles of association, memorandum of association, charter or by-laws or other instrument governing its corporate affairs, which provision would have the effect of (a) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, Ordinary Shares of such Principal Party at less than the then current Fair Market Value (determined pursuant to Section 11.4) or securities exercisable for, or convertible into, Ordinary Shares of such Principal Party at less than such Fair Market Value, or (b) providing for any special payment, tax or similar provisions in connection with the issuance of the Ordinary Shares of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party has executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party has been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

13.5    In no event shall the Rights Agent have any liability in respect of any such Principal Party transactions, including, without limitation, the propriety thereof. The Rights Agent may rely and be fully protected in relying upon a certificate of the Company stating that the provisions of this Section 13 have been fulfilled. Notwithstanding any provision or language of this Agreement that might be construed to suggest the contrary, the prior written consent of the Rights Agent must be obtained in connection with any supplemental agreement which alters any of the rights, liabilities or duties of the Rights Agent.

13.6    Notwithstanding anything contained herein, in the event of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement between the Company and any Person (or one or more of such Person’s Affiliates or Associates) which agreement has been approved by the Board of Directors prior to any Person becoming an Acquiring Person, this Agreement and the rights of holders of Rights hereunder shall be terminated in accordance with Section 7.

14.	Fractional Rights and Fractional Shares

14.1    The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11.15 hereof, or to distribute Right Certificates which evidence fractional Rights. If the Company elects not to issue such fractional Rights, the Company shall pay, in lieu of such fractional Rights, to the Registered Holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Fair Market Value of a whole Right, as determined pursuant to Section 11.4 hereof.

14.2    The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-thousandths of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-thousandths of a Preferred Share). In lieu of fractional Preferred Shares that are not integral multiples of one one-thousandths of a Preferred Share, the Company may pay to the Registered Holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Fair Market Value of one one-thousandth of a Preferred Share. For purposes of this Section 14.2, the Fair Market Value of one one-thousandth of a Preferred Share shall be determined pursuant to Section 11.4 hereof for the Trading Day immediately prior to the date of such exercise. As soon as practicable, the Company shall notify the Rights Agent of any election pursuant to this Section 14.2. The Rights Agent may assume conclusively that no such election has occurred until it receives such notice.

14.3    The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

14.4    Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent either under this Section or under Section 24, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of immediately available funds which under applicable law or rule are irreversible and not subject to any security interest, levy or other encumbrance to making such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

15.	Rights of Action

All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to this Agreement, are vested in the respective Registered Holders of the Right Certificates (or, prior to the Distribution Date, the Registered Holders of the Ordinary Shares and ADS Holders of the Company); and any Registered Holder of any Right Certificate (or, prior to the Distribution Date, of the Ordinary Shares of the Company), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, registered holders of the Ordinary Shares and ADS Holders of the Company), may, in such Registered Holder’s own behalf and for such Registered Holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, such Ordinary Shares) in the manner provided therein and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights, the registered holders of Ordinary Shares, or the ADS Holders would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

16.	Agreement of Right Holders

Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

16.1    prior to the Distribution Date, each Right will be transferable only simultaneously and together with the transfer of Ordinary Shares of the Company;

16.2    after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer along with a form of assignment and certificate set forth on the reverse side thereof duly executed, accompanied by a signature guarantee and such other and further documentation as the Rights Agent may require;

16.3    subject to Sections 6.1 and 7.6, the Company and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to the Distribution Date, the associated certificate representing (or Book Entry shares in respect of) Ordinary Shares of the Company) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated certificate representing (or notices provided to holders of Book Entry) Ordinary Shares of the Company made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and, subject to the last sentence of Section 7.5, neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

16.4    notwithstanding any provision or language of this Agreement that might be construed to suggest the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company shall use its best efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

17.	Right Certificate Holder Not Deemed a Shareholder

No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder or member of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders or members at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders or members (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate has been exercised in accordance with the provisions hereof.

18.	Concerning the Rights Agent

18.1    In consideration for the services rendered hereunder, The Company shall pay the Rights Agent its fees in accordance with and pursuant to the written fee schedule agreed between the Company and the Rights Agent, plus the Rights Agent’s reasonable expenses and counsel fees, expenses and other disbursements incurred in the preparation, negotiations, delivery, amendments, administration and execution of this Agreement and the exercise and performance of its duties hereunder, including but not limited to any taxes or charges imposed as a result of the action taken by it hereunder (other than taxes or charges imposed on income). Except to the extent expressly set forth in this Agreement, no provision of this Agreement shall require the Rights Agent to expend or risk the Rights Agent’s own funds or otherwise incur any financial liability in the performance of any of the Rights Agent’s duties hereunder or in the exercise of the Rights Agent’s rights if there are reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

18.2    The Company agrees to indemnify the Rights Agent for, and to hold it harmless against, any and all loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the fees and expenses of legal counsel), incurred without bad faith, gross negligence or willful misconduct on the part of the Rights Agent, (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered, or omitted to be taken by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses (including attorneys’ fees and expenses) of defending against any claim (whether asserted by the Company, any holders of Rights or any other Person) of liability hereunder or arising from enforcing this Agreement. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. The provisions of this Section 18.2 shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

18.3    The Rights Agent shall be authorized and protected against and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder in reliance upon any Right Certificate or certificate representing Ordinary Shares of the Company, Preferred Shares, or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, instruction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel. The Rights Agent shall not be deemed to have any knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such notice in writing.

18.4    Notwithstanding any provision or language of this Agreement that might be construed to suggest the contrary, in no event shall the Rights Agent be liable for special, incidental, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of the loss or damage and regardless of the form of the action.

19.	Merger or Consolidation or Change of Name of Rights Agent

19.1    Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any Person succeeding to the shareholder services or share transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates has been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

19.2    In case at any time the name of the Rights Agent is changed and at such time any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

20.	Duties of Rights Agent

20.1    The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties or obligations shall be read into this Agreement against the Rights Agent) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound.

20.2    The Rights Agent may consult with legal counsel selected by it (who may be an employee of or outside legal counsel for the Company or the Rights Agent or otherwise), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for, or in respect of any action taken, suffered or omitted to be taken by it in accordance with such advice or opinion.

20.3    The Rights Agent makes no, and will not be deemed to have made, representations with respect to, and shall have no duties, responsibilities or obligations with respect to determining, the validity, sufficiency, value or genuineness of any Ordinary Shares, Preferred Shares or Preferred Share Equivalents, Rights Certificate or other documents deposited with or delivered to it or any signature or endorsement set forth on or in connection with such documents.

20.4    The Rights Agent shall not be obligated to commence or voluntarily participate in any suit, action or proceeding arising out of or related to this Agreement.

20.5    Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of “Fair Market Value”) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a Person believed by the Rights Agent to be a duly authorized officer of the Company and delivered to the Rights Agent. Any such certificate shall be full and complete authorization and protection to the Rights Agent for any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate.

20.6    The Rights Agent shall be liable hereunder only for its own bad faith, gross negligence or willful misconduct (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

20.7    The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify or determine the correctness, validity or accurateness of the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

20.8    The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate, Receipt or certificate for Ordinary Shares, Preferred Shares or Preferred Share Equivalents or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, instruction, adjustment notice, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

20.9    The Rights Agent shall (i) not have any liability for, or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); (ii) not have any liability for or be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; (iii) not have any liability for or be responsible for any adjustment or change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7.5 hereof) or any change, adjustment or procedure required under the provisions of Sections 11, 13 or 23.3 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after the Rights Agent’s actual receipt of a certificate describing any such adjustment furnished in accordance with Section 12 hereof), nor shall it be responsible for any determination by the Board of Directors of the Company of the Fair Market Value of the Rights or Preferred Shares pursuant to the provisions of Section 14 hereof; (iv) not by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Ordinary Shares of the Company or Preferred Shares or other security to be issued pursuant to this Agreement or any Right Certificate or as to whether any Ordinary Shares of the Company or Preferred Shares or other security will, when so issued, be validly authorized and issued, fully paid and nonassessable, nor shall the Rights Agent be responsible for the legality of the terms hereof in its capacity as an administrative agent.

20.10    The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

20.11    The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder and to accept and rely on any certificates delivered pursuant to any provision hereof from any Person believed by the Rights Agent to be a duly authorized officer of the Company, and is authorized to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent, and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted to be taken by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by it from any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted to be taken by the Rights Agent under this Agreement and the date on and/or after which such action will be taken or such omission will be effective. The Rights Agent shall not be liable for any action taken, suffered or omitted to be taken by the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Company actually receives such application, unless any such officer has consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent has received written instructions from the Company in response to such application specifying the action to be taken, suffered or omitted to be taken, or a written objection by the Company to such proposal.

20.12    The Rights Agent shall not have any responsibility in respect of the validity of this Agreement or the execution and delivery hereto (except the due execution by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Ordinary Shares, Preferred Shares or Preferred Share Equivalents to be issued pursuant to this Agreement or any Right Certificate or as to whether any Ordinary Shares, Preferred Shares or Preferred Share Equivalents will, when issued, be validly authorized and issued, fully paid and non-assessable.

20.13    The Rights Agent and any shareholder, director, officer, Affiliate or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent, or any such shareholder, director, officer, Affiliate or employee from acting in any other capacity for the Company or for any other legal entity.

20.14    The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, subagents, custodians or subcustodians appointed by it, and the Rights Agent shall not be responsible or liable for any act, default, neglect or misconduct of any such attorneys or agents, subagents, custodians or subcustodians or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent bad faith, gross negligence or willful misconduct (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

20.15    If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been properly completed or duly executed or indicates an affirmative response to clause (1) or clause (2) thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company. The Company shall give the Rights Agent prompt written instructions as to the action to be taken and the Rights Agent shall not be liable for actions it takes in accordance with such instructions.

21.	Change of Rights Agent

The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Company and to each transfer agent of the Ordinary Shares or Preferred Shares by first class mail and, following the Distribution Date, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Ordinary Shares and the Preferred Shares by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the Company shall become the Rights Agent or the Registered Holder of any Right Certificate may apply, at the expense of the Company, to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of any state thereof, which is authorized under such laws to exercise share transfer or corporate trust powers or conduct a shareholder services business and is subject to supervision or examination in the conduct of its share transfer business by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000 or (b) an Affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent, upon payment of its charges hereunder, shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Ordinary Shares of the Company and the Preferred Shares, and, following the Distribution Date, mail a notice thereof in writing to the Registered Holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be. Notwithstanding the foregoing provisions, in the event of resignation, removal or incapacity of the Rights Agent, the Company shall have the authority to act as the Rights Agent until a successor Rights Agent shall have assumed the duties of the Rights Agent hereunder.

22.	Issuance of New Right Certificates

Notwithstanding any of the provisions of this Agreement or of the Rights, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of share capital or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Ordinary Shares of the Company following the Distribution Date and prior to the termination or expiration of the Rights, the Company (a) shall, with respect to Ordinary Shares of the Company so issued or sold pursuant to the exercise of share options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereafter issued by the Company, in each case existing prior to the Distribution Date, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, with respect to Ordinary Shares of the Company so issued or sold pursuant to a contractual obligation of the Company in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company is advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustments have otherwise been made in lieu of the issuance thereof.

23. Termination

23.1    The Board of Directors of the Company may, at its option, terminate all but not less than all of the then outstanding Rights. The Rights may be terminated only until the earlier to occur of (i) a Section 11.1.2 Event or (ii) the Final Expiration Date. The termination of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish.

23.2    Immediately upon the action of the Board of Directors ordering the termination of the Rights or such later time as the Board of Directors of the Company may establish for the effectiveness of such termination, and without any further action and without any notice, the right to exercise the Rights will terminate. The Company shall promptly give public notice of any such termination; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such termination. Promptly after the action of the Board of Directors ordering the termination of the Rights or such later time as the Board of Directors of the Company may establish for the effectiveness of such termination, the Company shall give written notice of such termination to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Ordinary Shares of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Neither the Company nor any of its Affiliates or Associates may terminate, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or Section 24 hereof or in connection with the purchase of Ordinary Shares of the Company prior to the Distribution Date.

24. Exchange

24.1    The Board of Directors of the Company may, at its option, at any time on or after the Distribution Date, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7.5 hereof) for Ordinary Shares of the Company at an exchange ratio of one Ordinary Share of the Company per Right, or a fractional Preferred Share (or other preferred share) equivalent in value thereto, appropriately adjusted to reflect any share split, share dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Section 24.1 Exchange Ratio”). The Rights Agent shall be given written notice as soon as practicable of any such exchange and the Exchange Ratio pursuant to which such exchange is effected and shall be deemed to have no knowledge thereof until it receives such notice. Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Ordinary Shares of the Company. From and after the occurrence of an event specified in Section 13.1 hereof, any Rights that theretofore have not been exchanged pursuant to this Section 24.1 shall thereafter be exercisable only in accordance with Section 13.1 and may not be exchanged pursuant to this Section 24.1. The exchange of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish. Prior to effecting an exchange pursuant to this Section 24, the Board of Directors of the Company may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board of Directors of the Company shall then approve (the “Trust Agreement”). If the Board of Directors of the Company so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the Ordinary Shares issuable pursuant to the exchange, and all Persons entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

24.2    Immediately upon the effectiveness of the action of the Board of Directors of the Company authorizing the exchange of any Rights pursuant to Section 24.1 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Ordinary Shares of the Company equal to the number of such Rights held by such holder multiplied by the Section 24.1 Exchange Ratio. The Company shall promptly give public notice of any such exchange, and the Rights Agent shall be given prompt written notice of any such exchange (and until such written notice is received by the Rights Agent, the Rights Agent may assume conclusively that no such exchange has occurred); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Ordinary Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7.5 hereof) held by each holder of Rights.

24.3    In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Shares (or Preferred Share Equivalent, as such term is defined in Section 11.2 hereof) for Ordinary Shares of the Company exchangeable for Rights, at the initial rate of one one-thousandth of a Preferred Share (or Preferred Share Equivalent) for each Ordinary Share of the Company, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Share pursuant to the terms thereof, so that the fraction of a Preferred Share delivered in lieu of each Ordinary Share of the Company shall have the same voting rights as one Ordinary Share of the Company.

24.4    In the event that there are not sufficient Ordinary Shares of the Company or Preferred Shares (or Preferred Share Equivalent) issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Ordinary Shares of the Company or Preferred Shares (or Preferred Share Equivalent) for issuance upon exchange of the Rights.

24.5    The Company shall not be required to issue fractions of Ordinary Shares of the Company or to distribute certificates which evidence fractional Ordinary Shares of the Company. If the Company elects not to issue such fractional Ordinary Shares of the Company, the Company shall pay, in lieu of such fractional Ordinary Shares of the Company, to the Registered Holders of the Right Certificates with regard to which such fractional Ordinary Shares of the Company would otherwise be issuable, an amount in cash equal to the same fraction of the Fair Market Value of a whole Ordinary Share of the Company. For the purposes of this Section 24.5, the Fair Market Value of a whole Ordinary Share of the Company shall be the closing price of an Ordinary Share of the Company (as determined pursuant to the second sentence of Section 11.4.1 hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

25.	Notice of Certain Events

25.1    In case the Company proposes, at any time after the earlier of the Distribution Date or the Share Acquisition Date, to (a) pay any dividend payable in share of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular periodic cash dividend), (b) offer to the holders of Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of any other class or any other securities, rights or options, (c) effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision or combination of outstanding Preferred Shares), (d) effect any consolidation or merger into or with, or to effect any sale, mortgage or other transfer (or to permit one or more of its Subsidiaries to effect any sale, mortgage or other transfer), in one transaction or a series of related transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person (other than a Subsidiary of the Company in one or more transactions each of which is not prohibited by the proviso at the end of the first sentence of Section 11.14 hereof), (e) effect the liquidation, dissolution or winding up of the Company, or (f) pay any dividend on the Ordinary Shares of the Company payable in Ordinary Shares of the Company or to effect a subdivision, combination or consolidation of the Ordinary Shares of the Company (by reclassification or otherwise than by payment of dividends in Ordinary Shares of the Company) then in each such case, the Company shall give to each holder of a Right Certificate and to the Rights Agent (the Rights Agent shall be deemed to have no knowledge of such event until such written notice is received), in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such share dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Ordinary Shares of the Company and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least twenty (20) days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Ordinary Shares of the Company and/or Preferred Shares, whichever is earlier; provided, however, no such notice shall be required pursuant to this Section 25 as a result of any Subsidiary of the Company effecting a consolidation or merger with or into, or effecting a sale or other transfer of assets or earnings power to, any other Subsidiary of the Company in a manner not inconsistent with the provisions of this Agreement. The failure to give notice required by this Section 25.1 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

25.2    In case any Section 11.1.2 Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each Registered Holder of a Right Certificate and to the Rights Agent (the Rights Agent shall be deemed to have no knowledge of such event until such written notice is received), in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11.1.2 hereof.

26.	Notices

Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if in writing and sent by fax to the numbers set for below or by internationally recognized express courier addressed (until another address is filed in writing with the Rights Agent) as follows:

Sohu.com Limited

Sohu.com Media Plaza

Block 3

No. 2 Kexueyuan South Road

Haidian District

Beijing 100190, People’s Republic of China

Attention: Chief Financial Officer

Email: joannalu@sohu-inc.com

with a copy to:

Goulston & Storrs PC

400 Atlantic Avenue

Boston, Massachusetts 02110

Attn: Timothy B. Bancroft, Esq.

Email: tbancroft@goulstonstorrs.com

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if in writing and sent by first-class mail, postage prepaid, by facsimile transmission or by nationally-recognized overnight courier addressed (until another address is filed in writing with the Company) as follows:

The Bank of New York Mellon

240 Greenwich Street, 22 West

BNY Mellon Depositary Receipts

New York, New York 10286

Attention: Sohu RM Team

                 Global Client Solutions

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if in writing and sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

27.	Supplements and Amendments

For so long as the Rights are then terminable, the Company may in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement as the Company may deem necessary or desirable without the approval of any holders of Rights. At any time when the Rights are no longer terminable, except as provided in the penultimate sentence of this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights, provided that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), (b) cause this Agreement again to become amendable other than in accordance with this sentence or (c) cause the Rights again to become terminable. Upon the delivery of a certificate from an appropriate officer of the Company which states that the supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment, provided that any supplement or amendment that does not amend Sections 18, 19, 20 or 21 hereof or this Section 27 in a manner adverse to the Rights Agent shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent.

28. Successors

All of the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

29.	Determinations and Actions by the Board of Directors

For all purposes of this Agreement, any calculation of the number of Ordinary Shares of the Company outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Ordinary Shares of the Company of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the Rules under the Exchange Act as in effect on the date hereof. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation, the right and power to (a) interpret the provisions of this Agreement and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to terminate or not terminate the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties. Notwithstanding any provision or language of this Agreement that might be construed to suggest the contrary, for all purposes of this Agreement, (a) the Rights Agent is entitled always to assume that the Board of Directors of the Company acted in good faith and shall be fully protected and incur no liability in reliance thereon and (b) all determinations made by the Board of Directors in accordance with this Agreement shall be binding on the Rights Agent.

30.	Benefits of this Agreement

Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the Registered Holders of the Right Certificates (and, prior to the Distribution Date, the Ordinary Shares of the Company) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the Registered Holders of the Right Certificates (and, prior to the Distribution Date, Registered Holders of the Ordinary Shares of the Company).

31. Severability

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, that if any such excluded term, provision, covenant or restriction shall adversely affect the rights, immunities, duties or obligations of the Rights Agent, notwithstanding any provision or language of this Agreement that might be construed to suggest the contrary, the Rights Agent shall be entitled to resign immediately.

32.	Governing Law; Jurisdiction; Jury Trial Waiver

This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York, U.S.A. and for all purposes shall be governed by and construed and enforced in accordance with the laws of such state applicable to contracts to be made and to be performed entirely within such state. Notwithstanding anything contained herein, the rights of holders of Ordinary Shares, the Preferred Shares or Preferred Share Equivalents, as such, and the obligations and duties of the Company in respect of the holders of Ordinary Shares, the Preferred Shares, and Preferred Share Equivalents, as such, shall be governed by the laws of the Cayman Islands (or, if applicable, such other laws as may govern such Ordinary Shares, the Preferred Shares, or Preferred Share Equivalents) and if and to the extent that the laws of the Cayman Islands apply to the holders of Rights, the holders shall be entitled to enforce this Agreement pursuant to the Cayman Islands Contracts (Rights of Third Parties) Law. All actions and proceedings brought by or against the Rights Agent relating to or arising from, directly or indirectly, this Agreement may be litigated in any state or federal court in the State of New York and the Company hereby submits to the personal jurisdiction of such courts and consents that any service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

33.	Counterparts

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

34.	Descriptive Headings

Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

35.	Force Majeure

Notwithstanding any provision or language of this Agreement that might be construed to suggest the contrary, the Rights Agent shall not incur any liability for not performing, or a delay in the performance of, any act, duty, obligation or responsibility by reason of any occurrence beyond the reasonable control of the Rights Agent (including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions or computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest).

36.	Miscellaneous

The Company acknowledges that the Rights Agent is subject to the customer identification program (“Customer Identification Program”) requirements under the USA PATRIOT Act and its implementing regulations, and that the Rights Agent must obtain, verify and record information that allows the Rights Agent to identify the Company. Accordingly, prior to accepting an appointment hereunder, the Rights Agent may request information from the Company that will help the Rights Agent to identify the Company, including without limitation the Company’s physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or any other information that the Rights Agent deems necessary. The Company agrees that the Rights Agent cannot accept an appointment hereunder unless and until the Rights Agent verifies the Company’s identity in accordance with the Customer Identification Program requirements.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

SOHU.COM LIMITED

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Rights Agent

By:
Name:
Title:

EXHIBIT A

FORM OF

CERTIFICATE OF DESIGNATION

OF

SERIES A JUNIOR PARTICIPATING CUMULATIVE PREFERRED SHARES

OF

SOHU.COM LIMITED

Exhibit A - Page 1

DESIGNATIONS, POWERS, PREFERENCES, AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF,

OF

SERIES A JUNIOR PARTICIPATING CUMULATIVE PREFERRED SHARES

OF

SOHU.COM LIMITED

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Cumulative Preferred Shares,” $.001 par value, (hereinafter called “Series A Preferred Shares”), and the number of shares initially constituting such series shall be 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of Series A Preferred Shares to a number less than that of the shares then outstanding plus the number of Series A Preferred Shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

Section 2. Dividends and Distributions.

(A) (i) Subject to the rights of the holders of any shares of any class or series of share capital ranking prior and superior to the Series A Preferred Shares with respect to dividends, the holders of Series A Preferred Shares, in preference to the holders of ordinary shares, par value $0.001 per share, of the Company (the “Ordinary Shares”) and of any other class or series of share ranking junior to the Series A Preferred Shares, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a Series A Preferred Share, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provisions for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Ordinary Shares or a subdivision of the outstanding Ordinary Shares (by reclassification or otherwise), declared on the Ordinary Shares since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a Series A Preferred Share. The multiple of cash and non-cash dividends declared on the Ordinary Shares to which holders of the Series A Preferred Shares are entitled, which shall be 1,000 initially but which shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Dividend Multiple.” In the event the Company at any time after January 14, 2019 (the “Rights Declaration Date”) (i) declares and pays any dividend on the Ordinary Shares payable in Ordinary Shares, or (ii) effects a subdivision or combination or consolidation of the outstanding Ordinary Shares (by reclassification or otherwise than by payment of a dividend in Ordinary Shares) into a greater or lesser number of Ordinary Shares, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of dividends which holders of Series A Preferred Shares shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction, the numerator of which is the number of Ordinary Shares outstanding immediately after such event and the denominator of which is the number of Ordinary Shares that were outstanding immediately prior to such event.

Exhibit A - Page 2

(ii) Notwithstanding anything else contained in this paragraph (A), the Company shall, out of funds legally available for that purpose, declare a dividend or distribution on the Series A Preferred Shares as provided in this paragraph (A) immediately after it declares a dividend or distribution on the Ordinary Shares (other than a dividend payable in Ordinary Shares); provided that, in the event no dividend or distribution has been declared on the Ordinary Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(B) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix in accordance with applicable law a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than such number of days prior to the date fixed for the payment thereof as may be allowed by applicable law.

Section 3. Voting Rights. In addition to any other voting rights required by law, the holders of Series A Preferred Shares shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each Series A Preferred Share shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Company. The number of votes which a holder of a Series A Preferred Share is entitled to cast, which shall initially be 1,000 but which may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Vote Multiple.” In the event the Company at any time after the Rights Declaration Date (i) declares or pay any dividend on Ordinary Shares payable in Ordinary Shares, or (ii) effects a subdivision or combination or consolidation of the outstanding Ordinary Shares (by reclassification or otherwise than by payment of a dividend in Ordinary Shares) into a greater or lesser number of Ordinary Shares, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of Series A Preferred Shares are entitled shall be the Vote Multiple immediately prior to such event multiplied by a fraction, the numerator of which is the number of Ordinary Shares outstanding immediately after such event and the denominator of which is the number of Ordinary Shares that were outstanding immediately prior to such event.

Exhibit A - Page 3

(B) Except as otherwise provided herein or by law, the holders of Series A Preferred Shares and the holders of Ordinary Shares and the holders of any other share capital of this Company having general voting rights, shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

(C) Except as otherwise required by applicable law or as set forth herein, holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Ordinary Shares as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever dividends or distributions payable on the Series A Preferred Shares as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Preferred Shares outstanding have been paid in full, the Company shall not: (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any share capital ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares other than (I) such redemptions or purchases that may be deemed to occur upon the exercise of share options, warrants or similar rights or grant, vesting or lapse of restrictions on the grant of any other performance shares, restricted share, restricted share units or other equity awards to the extent that such shares represent all or a portion of (x) the exercise or purchase price of such options, warrants or similar rights or other equity awards and (y) the amount of withholding taxes owed by the recipient of such award in respect of such grant, exercise, vesting or lapse or restrictions and (II) the repurchase, redemption, or other acquisition or retirement for value of any such shares from employees, former employees, directors, former directors, consultants or former consultants of the Company or their respective estate, spouse, former spouse or family member, pursuant to the terms of the agreements pursuant to which such shares were acquired; (ii) declare or pay dividends on or make any other distributions on any share capital ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity share on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; (iii) except as permitted in subsection 4(A)(iv) below, redeem, purchase or otherwise acquire for consideration any share capital ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, provided that the Company may at any time redeem, purchase or otherwise acquire any such parity share in exchange for any share capital of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Shares; or (iv) purchase or otherwise acquire for consideration any Series A Preferred Shares, or any share capital ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

Exhibit A - Page 4

(B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any share capital of the Company unless the Company could, under subsection (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any Series A Preferred Shares purchased or otherwise acquired by the Company in any manner whatsoever shall be cancelled. Any Series A Preferred Shares so cancelled shall not reduce the authorized share capital of the Company and may be reissued as part of a new series of preferred shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made (a) to the holders of share capital ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) $1,000.00 per share or (2) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Ordinary Shares, or (b) to the holders of share ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except distributions made ratably on the Series A Preferred Shares and all other such parity share in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company at any time after the Rights Declaration Date (i) declares or pays any dividend on Ordinary Shares payable in Ordinary Shares, or (ii) effects a subdivision or combination or consolidation of the outstanding Ordinary Shares (by reclassification or otherwise than by payment of a dividend in Ordinary Shares) into a greater or lesser number of Ordinary Shares, then in each such case the aggregate amount per share to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause (a) of this paragraph shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Ordinary Shares outstanding immediately after such event and the denominator of which is the number of Ordinary Shares that were outstanding immediately prior to such event.

In the event, however, that there are not sufficient assets available to permit payment in full of the liquidation preference provided for above and the liquidation preferences of all other classes and series of share of the Company, if any, that rank on a parity with the Series A Preferred Shares in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Preferred Shares and the holders of such parity shares in proportion to their respective liquidation preferences.

Exhibit A - Page 5

Neither the consolidation of nor merging of the Company with or into any other corporation or corporations, nor the sale or other transfer of all or substantially all of the assets of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 6.

Section 7. Consolidation, Merger, etc. In case the Company enters into any consolidation, merger, combination or other transaction in which the outstanding Ordinary Shares are cancelled or exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case the Series A Preferred Shares shall at the same time be similarly cancelled or exchanged for or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Ordinary Share is cancelled or changed or exchanged, plus accrued and unpaid dividends, if any, payable with respect to the Series A Preferred Shares. In the event the Company at any time after the Rights Declaration Date (i) declares or pays any dividend on Ordinary Shares payable in Ordinary Shares, or (ii) effects a subdivision or combination or consolidation of the outstanding Ordinary Shares (by reclassification or otherwise than by payment of a dividend in Ordinary Shares) into a greater or lesser number of Ordinary Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Ordinary Shares outstanding immediately after such event and the denominator of which is the number of Ordinary Shares that were outstanding immediately prior to such event.

Section 8. Redemption. The Series A Preferred Shares shall not be redeemable; provided, however, that the foregoing shall not limit the ability of the Company to purchase or otherwise deal in such shares to the extent otherwise permitted hereby and by law.

Section 9. Ranking. Unless otherwise provided in the Memorandum of Association and Articles of Association of the Company, as in effect from time to time, or in the rights attached to a subsequently-designated series of preferred shares of the Company, the Series A Preferred Shares shall rank junior to any other series of the Company’s preferred shares subsequently issued, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and shall rank senior to the Ordinary Shares.

Section 10. Amendment. The Memorandum of Association and the Articles of Association of the Company, as in effect from time to time, and this Certificate of Designation may not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding Series A Preferred Shares, voting separately as a class.

Section 11. Fractional Shares. Series A Preferred Shares may be issued in whole shares or in any fraction of a share that is one one-thousandth (1/1,000) of a share or any integral multiple of such fraction, which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Shares. In lieu of fractional shares, the Company may elect to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-thousandth (1/1,000) of a share or any integral multiple thereof.

Exhibit A - Page 6

EXHIBIT B

FORM OF RIGHT CERTIFICATE

Certificate No. R-	[Number] Rights

NOT EXERCISABLE AFTER JANUARY 13, 2029 OR EARLIER IF NOTICE OF TERMINATION IS GIVEN. THE RIGHTS ARE SUBJECT TO TERMINATION, AT THE OPTION OF SOHU.COM LIMITED, ON THE TERMS SET FORTH IN THE SHAREHOLDER RIGHTS AGREEMENT BETWEEN SOHU.COM LIMITED AND THE BANK OF NEW YORK MELLON, AS RIGHTS AGENT, DATED AS OF JANUARY 14, 2019 (THE “RIGHTS AGREEMENT”). UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN SECTION 7.5 OF THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

SOHU.COM LIMITED

RIGHT CERTIFICATE

This certifies that                                 , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Shareholder Rights Agreement dated as of January 14, 2019 (as amended from time to time, the “Rights Agreement”) between SOHU.COM LIMITED (the “Company”) and The Bank of New York Mellon, a New York banking corporation, as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the close of business on January 13, 2029 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, non-assessable share of Series A Junior Participating Cumulative Preferred Shares (the “Preferred Shares”) of the Company, at a purchase price of $200 per one one-thousandth of a share (the “Exercise Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and the related Certification properly completed and duly executed, accompanied by a signature guarantee and such other documents as the Rights Agent may require. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of January 14, 2019 based on the Preferred Shares as constituted at such date.

Upon the occurrence of a Section 11.1.2 Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (a) an Acquiring Person, or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement), (b) a transferee of any such Acquiring Person or an Associate or Affiliate of any such Acquiring Person or (c) under certain circumstances specified in the Rights Agreement, a transferee of a Person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11.1.2 Event.

Exhibit B - Page 1

As provided in the Rights Agreement, the Exercise Price and the number of one one-thousandth of a Preferred Share or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal office of the Company and are available upon written request to the Company.

This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Certificates surrendered had entitled such holder to purchase. If this Right Certificate is exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Certificates for the number of whole Rights not exercised. If this Right Certificate is exercised in whole or in part pursuant to Section 11.1.2 of the Rights Agreement, the holder shall be entitled to receive this Right Certificate duly marked to indicate that such exercise has occurred as set forth in the Rights Agreement.

Under certain circumstances, subject to the provisions of the Rights Agreement, the Board of Directors of the Company at its option may exchange all or any part of the Rights evidenced by this Right Certificate for shares of the Company’s Ordinary Shares or Preferred Shares at an exchange ratio (subject to adjustment) of one Ordinary Share or one one-thousandth of a Preferred Share per Right.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be terminated by the Board of Directors of the Company at its option.

The Company is not obligated to issue fractional shares of share upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts). If the Company elects not to issue such fractional shares, in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

Exhibit B - Page 2

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Shares, Ordinary Shares or any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it has been countersigned by an authorized signatory of the Rights Agent.

Exhibit B - Page 3

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Corporate Seal

SOHU.COM LIMITED	COUNTERSIGNED:

By:	THE BANK OF NEW YORK MELLON
Name:
Title:
By:
Attest:		Authorized Signatory
Date of countersignature:

Name:
Title:

Exhibit B - Page 4

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the Registered Holder if such

holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED                                          hereby sells, assigns and transfers unto (Please print name and address of transferee) the Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                                               as Attorney, to transfer the within Rights on the books of the within-named Company, with full power of substitution.

Dated:

Signature:

Printed name:

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s Rights Agent.

Signature Guaranteed:

Exhibit B - Page 5

CERTIFICATION

The undersigned hereby certifies by checking the appropriate boxes that:

(1)    the Rights evidenced by this Right Certificate      are      are not being transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and

(2)    after due inquiry and to the best knowledge of the undersigned, the undersigned      did      did not directly or indirectly acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated:

Signature:

Printed name:

Exhibit B - Page 6

NOTICE

The signature to the foregoing Assignment and Certification must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

Exhibit B - Page 7

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Right Certificate.)

To SOHU.COM LIMITED

The undersigned hereby irrevocably elects to exercise                      Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of the Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of                                 :

Please insert social security or other identifying taxpayer number:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate or if the Rights are being exercised pursuant to Section 11.1.2 of the Rights Agreement, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to                        : Please insert social security or other identifying taxpayer number:

Please insert social security or other identifying taxpayer number:

(Please print name and address)

Signature:

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s Rights Agent.

Signature Guaranteed:

Exhibit B - Page 8

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)     the Rights evidenced by this Right Certificate      are     are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and

(2)     after due inquiry and to the best knowledge of the undersigned, the undersigned      did      did not directly or indirectly acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated:

Signature:

Printed name:

Exhibit B - Page 9

NOTICE

The signature to the foregoing Election to Purchase and Certification must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

Exhibit B - Page 10

Exhibit C

UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

SUMMARY OF RIGHTS TO PURCHASE

PREFERRED SHARES OF

SOHU.COM LIMITED

On January 11, 2019, the Board of Directors of Sohu.com Limited (the “Company”) authorized and declared the granting of one preferred share purchase right (a “Right”) for each outstanding Ordinary Share, par value $0.001 per share, of the Company (the “Ordinary Shares”). The grant is made as of January 14, 2019 (the “Record Date”) to the Registered Holders of Ordinary Shares on that date. Each Right entitles the Registered Holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Cumulative Preferred Shares, par value $0.001 per share, of the Company (the “Preferred Shares”) at a price of $200 per one one-thousandth of a Preferred Share (the “Exercise Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of January 14, 2019, as the same may be amended from time to time (the “Rights Agreement”), between the Company and The Bank of New York Mellon, a New York banking corporation, as Rights Agent (the “Rights Agent”).

Until the earlier to occur of (a) the close of business on the tenth business day after a public announcement that a Person or group of affiliated or associated Persons (with certain exceptions, an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding Ordinary Shares or (b) the Close of Business on the tenth Business Day (or such other calendar day, if any, as the Board of Directors may determine in its sole discretion) after the date a tender or exchange offer by any Person, other than an Exempt Person, is first published or sent or given within the meaning of Rule 14d-4(a) of the Exchange Act, or any successor rule, if, upon consummation thereof, such Person would be the Beneficial Owner of 15% or more of the Ordinary Shares then outstanding (including any such date which is after the date of the Rights Agreement and prior to the issuance of the Rights) (the earlier of such dates being herein referred to as the “Distribution Date”), (i) the Rights will be evidenced, with respect to any of the Ordinary Share certificates outstanding as of the Record Date, by such certificate together with this Summary of Rights and (ii) the Rights will be transferable only in connection with the transfer of the underlying Ordinary Shares of the Company.

Until the Distribution Date (or earlier expiration of the Rights), new Ordinary Share certificates issued after the Record Date upon transfer or new issuances of Ordinary Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or the earlier expiration or termination of the Rights), the transfer of any of the certificates for the Ordinary Shares (or any Book Entry Ordinary Shares) outstanding prior to the date of the Rights Agreement shall also constitute the transfer of the Rights associated with the Ordinary Shares of the Company (or any Book Entry Ordinary Shares) represented by such certificate. Promptly after the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to the Registered Holders of the Ordinary Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

Exhibit C - Page 11

The Rights are not exercisable until the Distribution Date. The Rights will expire on January 13, 2029 (the “Final Expiration Date”), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier terminated or exchanged by the Company, in each case as described below, or upon the occurrence of certain transactions.

The Exercise Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a share dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights is subject to adjustment in the event of a share dividend on the Ordinary Shares payable in Ordinary Shares or subdivisions, consolidations or combinations of the Ordinary Shares occurring, in any such case, prior to the Distribution Date.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $1.00 per share, and (b) subject to the provisions for adjustment, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Ordinary Shares or a subdivision of the outstanding Ordinary Shares (by reclassification or otherwise), declared on the Ordinary Shares since the immediately preceding quarterly dividend payment date. Each Preferred Share will have 1,000 votes, voting together with the Ordinary Shares. Finally, in the event of any merger, consolidation or other transaction in which outstanding Ordinary Shares are converted or exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Ordinary Share. These rights are protected by customary antidilution provisions.

Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Ordinary Share.

Exhibit C - Page 12

In the event that any Person or group of affiliated or associated Persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of Ordinary Shares having a market value of two times the exercise price of the Right.

In the event that, after a Person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive upon the exercise of a Right that number of ordinary shares of the Person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the Right.

At any time after any Person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding Ordinary Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Acquiring Person which will have become void), in whole or in part, for Ordinary Shares or Preferred Shares (or a series of the Company’s preferred share having equivalent rights, preferences and privileges), at an exchange ratio of one Ordinary Share, or a fractional Preferred Share (or other preferred share) equivalent in value thereto, per Right.

With certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments require an adjustment of at least 1% in such Exercise Price.

At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may terminate the Rights in whole, but not in part. The termination of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish. Immediately upon any termination of the Rights, the right to exercise the Rights will terminate.

For so long as the Rights are then terminable the Company may amend the Rights Agreement in any manner. After the Rights are no longer terminable, the Company may amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated January 14, 2019. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is hereby incorporated herein by reference.

Exhibit C - Page 13